EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
Healthcare Realty Trust Incorporated
Nashville, Tennessee
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-150884 and No. 033-79452) and Form S-8 (No. 333-145184 and No. 033-97240) of Healthcare Realty Trust Incorporated of our reports dated February 22, 2010, relating to the consolidated financial statements and financial statement schedules, and the effectiveness of Healthcare Realty Trust Incorporated’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO Seidman, LLP
Nashville, Tennessee
February 22, 2010